Exhibit 4.1

BREAD FINANCIAL HOLDINGS, INC., as Issuer

8.375% FIXED-RATE RESET SUBORDINATED NOTES DUE 2035

INDENTURE

Dated as of March 10, 2025

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

i

EXHIBITS

EXHIBIT A    FORM OF NOTE
EXHIBIT B    FORM OF CERTIFICATE OF TRANSFER
EXHIBIT C    FORM OF CERTIFICATE OF EXCHANGE
EXHIBIT D    [RESERVED]

INDENTURE, dated as of March 10, 2025, between Bread Financial Holdings, Inc., a Delaware corporation, as issuer, and U.S. Bank Trust Company, National Association as trustee.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1
Definitions and Incorporation by Reference

Section 1.01. Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.

“Agent” means any Registrar, co-registrar or Paying Agent.

“amend” means amend, modify, supplement, restate or amend and restate, including successively; and “amending” and “amended” have correlative meanings.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Appropriate Federal Banking Agency” means the appropriate federal banking agency with respect to the Company, if it ever becomes a Regulated Institution, as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. Federal or state law or law of any other jurisdiction relating to bankruptcy, insolvency, winding-up, liquidation, reorganization or relief of debtors.

“Board of Directors” means (i) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (ii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

“Business Day” means any calendar day that is not a Saturday, Sunday or a day on which commercial banking institutions are not required to be open for business in The City of New York, New York or a Place of Payment for the Notes.

“Calculation Agent” means the firm appointed by the Company prior to the Reset Determination Date. The Company or an affiliate of the Company may assume the duties of the Calculation Agent.

“Certificated Notes” means certificated Notes registered in the name of the Holder thereof and issued in accordance with Section 2.07(c) hereof, substantially in the form set forth in Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Code” means the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

“Commission” means the Securities and Exchange Commission.

“Company” means Bread Financial Holdings, Inc. and any successor thereto.

“Company Order” means a written request or order signed in the name of the Company by its chief executive officer (or acting chief executive officer), its president, any corporate executive vice president or senior vice president, its chief financial officer, its treasurer or any assistant treasurer, and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at which at any particular time this Indenture shall principally be administered, which office at the date hereof is located at U.S. Bank Trust Company, National Association, 13737 Noel Road, Suite 800, Dallas, Texas 75240, Attention: M. Herberger [Bread Financial Holdings, Inc.], or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Depositary” means, with respect to the Notes issued in the form of one or more Global Notes, DTC or another Person designated as Depositary by the Company, which Person must be a clearing agency registered under the Exchange Act.

“DTC” means The Depository Trust Company.

“Event of Default” has the meaning set forth in Section 6.01 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States, consistently applied, as set forth in the Financial Accounting Standards Board Accounting Standards Codification and the rules and interpretations of the Commission under the authority of the federal securities laws, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect as of the Issue Date (unless otherwise specified herein) irrespective of any subsequent change in such Accounting Standards Codification or other statements or any subsequent adoption of International Financial Reporting Standards.

“Global Note Legend” means the legend set forth in Section 2.07(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.02, 2.07(b), 2.07(d) or 2.07(g) hereof.

“Holder” means a Person in whose name a Note is registered in the security register. In connection with Global Notes, DTC shall be treated for all purposes as the only registered holder of such Notes.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with its terms.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Fixed Rate” means 8.375% per annum.

“Initial Notes” means the $400,000,000 aggregate principal amount of the 8.375% Fixed-Rate Reset Subordinated Notes due 2035 of the Company issued pursuant to this Indenture on the Issue Date.

“Initial Purchasers” means J.P. Morgan Securities LLC, BMO Capital Markets Corp., CIBC World Markets Corp., KeyBanc Capital Markets Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., Truist Securities, Inc., Fifth Third Securities, Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as applicable, such other initial purchasers party to any purchase agreement entered into in connection with the offer and sale of any Additional Notes.

“Interest Payment Date” means June 15 and December 15 of each year, as applicable, commencing on June 15, 2025.

“Issue Date” means March 10, 2025.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, association, partnership or any other entity which, in each case, is not a Subsidiary of the Company, but in which the Company has a direct or indirect equity or similar interest.

“Maturity Date” when used with respect to any Note, means the date on which the principal amount of such Note becomes due and payable as therein or herein provided.

“Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.

“Notes” means the 8.375% Fixed-Rate Reset Subordinated Notes due 2035 of the Company.

“obligations” means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any debt.

“Offering Memorandum” means the offering memorandum of the Company, dated March 5, 2025, related to the offering of the Initial Notes.

“Officers’ Certificate” means a certificate signed by two officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the principal accounting officer or the treasurer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee and delivered to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Paying Agent” has the meaning set forth in Section 2.04 hereof.

“Person” means any individual, corporation, limited liability company, partnership, Joint Venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment,” when used with respect to the Notes, means the place or places where the principal of (and premium, if any) and interest on the Notes are payable as specified as contemplated by Section 4.02 hereof.

“Private Placement Legend” means the legend set forth in Section 2.07(f)(1) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A.

“Redemption Date,” when used with respect to any Note to be redeemed pursuant to Article 3 of this Indenture, means the date fixed for such redemption pursuant to the terms of such Article 3.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registrar” has the meaning set forth in Section 2.04 hereof.

“Regulated Institution” means an entity that is subject to regulation by the Board of Governors of the Federal Reserve System or otherwise becomes subject to regulatory capital requirements set forth in regulations or guidelines of a federal banking agency.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903.

“Regulatory Capital Treatment Event” means the good faith determination by the Company that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Notes or (ii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of the Notes, there is more than an insubstantial risk that the Company would not be entitled to treat the full principal amount of the notes as “Tier 2” capital (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve Board or such other applicable federal banking agency (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for as long as any Notes are outstanding, assuming such capital adequacy guidelines were applicable to the Company.

“Reset Date” means June 15, 2030.

“Reset Determination Date” means June 13, 2030.

“Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee within the Corporate Trust Department of the Trustee located at the Corporate Trust Office who has direct responsibility for the administration of this Indenture and, for the purposes of Section 7.01(c)(2) hereof and the second sentence of Section 7.05 hereof shall also mean any other officer of the Trustee to whom any corporate trust matter relating to this Indenture is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Certificated Note” means a Certificated Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the Issue Date.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Obligations” means, with respect to the Notes, (a) all obligations of the Company in respect of borrowed and purchased money, whether or not evidenced by bonds, debentures, notes or other written instruments; (b) all obligations of the Company arising from off-balance sheet guarantees and direct credit substitutes; (c) all capital lease obligations of the Company; (d) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any conditional sale or title retention agreement, but excluding trade accounts payable arising in the ordinary course of business; (e) all obligations, contingent or otherwise, of the Company in respect of any letters of credit, banker’s acceptances, security purchase facilities or similar credit transactions; (f) all obligations of the Company associated with derivative products such as interest rate and foreign exchange contracts, commodity contracts and similar arrangements; (g) all obligations of the type referred to in clauses (a) through (f) above of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (h) all obligations of the type referred to in clauses (a) through (g) above of other Persons secured by any lien on any property or asset of the Company, whether or not such obligation is assumed by the Company, in each case of clauses (a) through (h) above, whether outstanding on the date as of which this Indenture is dated, or created, assumed or incurred after such date, except that Senior Obligations shall not include any securities and any indebtedness or any guarantee that is by its terms subordinated to, or ranks equally with the Notes and the issuance of which, if the Company ever becomes a Regulated Institution, (x) has received the concurrence or approval of the staff of the Federal Reserve Bank of New York or the staff of the Board of Governors of the Federal Reserve System in respect of such subordination or (y) does not at the time of issuance prevent the Securities from qualifying for Tier 2 capital treatment (irrespective of any limits on the amount of the Company’s Tier 2 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Board of Governors of the Federal Reserve System.

“Stated Maturity,” when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the Voting Interests therein is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person. Unless otherwise specified or the context shall otherwise require, “Subsidiary” refers to a Subsidiary of the Company.

“Surviving Entity” has the meaning set forth in Section 5.01(a) hereof.

“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended.

“Trustee” means U.S. Bank Trust Company, National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Certificated Note” means one or more Certificated Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A attached hereto, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear and are not required to bear the Private Placement Legend.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“U.S. Person” means a U.S. person as defined in Rule 902(k) promulgated under the Securities Act.

Section 1.02. Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

(2) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made,

and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “will” shall be interpreted to express a command;

(6) words used herein implying any gender shall apply to both genders;

(7) “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;
(8) “$,” “U.S. Dollars” and “United States Dollars” each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts;

(9) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time;

(10) references to Sections, Articles or Exhibits are references to Sections, Articles or Exhibits of or to this Indenture unless context otherwise requires; and

(11) the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation.”

Section 1.03. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture expressly refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. Unless and until this Indenture has been qualified under the Trust Indenture Act, provisions of the Trust Indenture Act not expressly incorporated by reference in this Indenture will not be applicable and will not be a part of this Indenture.

If and to the extent relevant, the following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Company and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act have the meanings so assigned to them.

ARTICLE 2
The Notes

Section 2.01. Amount of Notes.

The Trustee shall initially authenticate and deliver the Initial Notes for original issue on the Issue Date in an aggregate principal amount of $400,000,000 of the Notes upon a written order of the Company in the form of a Company Order. In addition, at any time and from time to time, the Trustee shall upon a written order of the Company in the form of a Company Order authenticate and deliver any additional Notes (“Additional Notes”) in unlimited aggregate principal amount. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated. All the Notes issued under this Indenture shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, waivers, amendments, offers to purchase, redemptions or otherwise as the Initial Notes. If any Additional Notes are not fungible with any other Notes for United States federal income tax purposes or if the Company otherwise determines that any Additional Notes should be differentiated from any other Notes, such Additional Notes will have a separate CUSIP number, provided that, for the avoidance of doubt, such Additional Notes will still constitute a single series with all other Notes issued hereunder for all purposes.

Notwithstanding anything else in this Indenture to the contrary, at the Company’s option, Additional Notes may be issued, subject to the preceding paragraph, with the same CUSIP number as the Initial Notes and without the Private Placement Legend, provided that the Company has furnished an Opinion of Counsel to the Trustee confirming that such issuance would not conflict with federal and state securities laws and the rules and regulations of the Commission.

Section 2.02. Form and Dating; Terms.

(a) The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) Global Notes shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Certificated Notes shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.

(c) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Section 2.03. Execution and Authentication.

The Notes shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer (or Acting Chief Executive Officer), Chief Financial Officer, President, any Executive Vice President, any Senior Vice President, any Vice President or Treasurer. The signature of any of these officers on the Notes may be manual, facsimile or in electronic form.

If an officer whose signature is on a Note was an officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.12 hereof, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

At any time and from time to time after execution and delivery of this Indenture, subject to the terms of this Indenture, the Trustee shall, upon written order of the Company in the form of a Company Order, authenticate and deliver Notes. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

Section 2.04. Registrar and Paying Agent.

The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), and an office or agency where Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Company, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more additional Paying Agents. The term “Paying Agent” includes any additional Paying Agent, and the term “Registrar” includes any co-registrar.

The Company shall enter into an appropriate agency agreement with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.06 hereof.

The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee as Registrar, Paying Agent and Agent for service of notices and demands in connection with the Notes and this Indenture, and the Corporate Trust Office of the Trustee as the office or agency of the Company for such purposes; provided, that the Corporate Trust Office of the Trustee shall not be a place of service of legal process on the Company. The Company may change any Paying Agent or Registrar without prior notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Section 2.05. Paying Agent To Hold Money in Trust.

Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee in writing of any default by the Company (or any other obligor on the Notes) in making any such payment. Money held in trust by any Paying Agent need not be segregated except as required by law and in no event shall any Paying Agent be liable for any interest on any money received by it hereunder; provided that if the Company or an Affiliate thereof acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold such money in a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01 hereof or upon any bankruptcy or insolvent reorganization proceeding relating to the Company, upon written request to a Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.06. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders as of the June 1 or December 1, as applicable, immediately preceding such Interest Payment Date or such other date as the Trustee requests and the Company shall otherwise comply with Trust Indenture Act Section 312(a); provided that, if and as long as the Trustee is the Registrar, no such list need be furnished.

Section 2.07. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.07, a Global Note may be transferred, in whole and not in part, only by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Certificated Note unless (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days, (ii) there shall have occurred and be continuing an Event of Default with respect to the Notes under this Indenture and the Depositary shall have requested the issuance of Certificated Notes or (iii) subject to the procedures of the

Depositary, the Company, at its option, notifies the Trustee in writing that the Company elects to cause the issuance of the Certificated Notes. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Certificated Notes issued subsequent to any of the preceding events in (i), (ii) or (iii) above and pursuant to Section 2.07(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b), (c) or (h) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). The Restricted Period shall be terminated upon the receipt by the Trustee of an Officers’ Certificate certifying that the Restricted Period may be terminated in accordance with Regulation S. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(1) hereof, the transferor of such beneficial interest must deliver or cause to be delivered to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the

Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Certificated Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Certificated Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Certificated Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Note prior to the expiration of the Restricted Period. The Restricted Period shall be terminated upon the receipt by the Trustee of an Officers’ Certificate certifying that the Restricted Period may be terminated in accordance with Regulation S. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.07(g) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(2) hereof and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(2) hereof and the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this paragraph, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this paragraph at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order, the Trustee shall, in accordance with Section 2.03 hereof, authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to the paragraph above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Certificated Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Certificated Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Certificated Note, then, upon the occurrence of any of the events in paragraph (i), (ii) or (iii) of Section 2.07(a) hereof and receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted

Certificated Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to the Company, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(g) hereof, and the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and deliver to the Person designated in the instructions a Certificated Note in the applicable principal amount. Any Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered. Any Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Notes to Unrestricted Certificated Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Certificated Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note only upon the occurrence of any of the events in subsection (i), (ii) or (iii) of Section 2.07(a) hereof and the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Certificated Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this paragraph, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Certificated Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Unrestricted Certificated Note, then, upon the occurrence of any of the events in subsection (i), (ii) or (iii) of Section 2.07(a) hereof and satisfaction of the conditions set forth in Section 2.07(b)(2) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(g) hereof, and the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and deliver to the Person designated in the instructions a Unrestricted Certificated Note in the applicable principal amount. Any Unrestricted Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Certificated Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(3) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Certificated Notes for Beneficial Interests.

(1) Restricted Certificated Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Certificated Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Certificated Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Certificated Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Certificated Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Certificated Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Certificated Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Certificated Note is being transferred to the Company, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such Restricted Certificated Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Certificated Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.

(2) Restricted Certificated Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Certificated Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Certificated Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note and the Registrar receives the following:

(i) if the Holder of such Certificated Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii) if the Holder of such Certificated Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this paragraph, if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(d)(2), the Trustee shall cancel the Certificated Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Certificated Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Certificated Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Certificated Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Certificated Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Unrestricted Certificated Note to a beneficial interest is effected pursuant to subparagraph (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order, the Trustee shall, in accordance with Section 2.03 hereof, authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Certificated Notes so transferred.

(e) Transfer and Exchange of Certificated Notes for Certificated Notes. Upon request by a Holder of Certificated Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Certificated Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Certificated Notes duly endorsed or accompanied by a written instruction of transfer substantially in the form of Exhibit B attached hereto, duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e):

(1) Restricted Certificated Notes to Restricted Certificated Notes. Any Restricted Certificated Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Certificated Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications, certificates and Opinions of Counsel required by item (3) thereof, if applicable.

(2) Restricted Certificated Notes to Unrestricted Certificated Notes. Any Restricted Certificated Note may be exchanged by the Holder thereof for an Unrestricted Certificated Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Certificated Note and the Registrar receives the following:

(i) if the Holder of such Restricted Certificated Notes proposes to exchange such Notes for an Unrestricted Certificated Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii) if the Holder of such Restricted Certificated Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this paragraph, if the Registrar or the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Certificated Notes to Unrestricted Certificated Notes. A Holder of Unrestricted Certificated Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Certificated Notes pursuant to the instructions from the Holder thereof.

(f) Legends. The following legends shall appear on the face of all Global Notes and Certificated Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Certificated Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the legend in substantially the following form:

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, ENCUMBERED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE

SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

(B) Notwithstanding the foregoing, any Global Note or Certificated Note issued pursuant to subparagraph (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE

NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Certificated Notes or for beneficial interests in another Global Note, or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Certificated Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Certificated Notes upon receipt of a Company Order in accordance with Section 2.03 hereof or at the Registrar’s request.

(2) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Certificated Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.08, 2.11, 3.06 and 8.04 hereof).

(3) Neither the Registrar nor the Company shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

(5) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 30 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a regular record date and the next succeeding Interest Payment Date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7) Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.02 hereof, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(8) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency; provided that such exchange is made in accordance with this Section

2.07. Whenever any Global Notes or Certificated Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the replacement Global Notes and Certificated Notes which the Holder making the exchange is entitled to in accordance with the provisions of this Section 2.07.

(9) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.

(10) None of the Trustee, Registrar or any Agent shall have an obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer that may be imposed under this Indenture with respect to the Notes pursuant to the terms hereof or under applicable law, other than to require delivery of such certificates, documentation or other evidence as are expressly required by, and to do so if and when expressly required by, this Indenture or the terms of the Notes. The Company, the Trustee and the Agents shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Company, the Trustee and the Agents shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole holder of such Global Note and shall have no obligations to the beneficial owners thereof. None of the Company, Trustee or Agents shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Note, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the Depositary and any Participant or between or among the Depositary, any such Participant and/or any holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note. Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Note or shall impair, as between such Depositary and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Note.

Section 2.08. Replacement Notes.

If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate a replacement Note if the Holder of such Note furnishes to the Company and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of all to protect the Company, the Trustee, the Registrar or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Company may charge such Holder for the Company’s reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Company for the Trustee’s expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Company.

Section 2.09. Outstanding Notes.

The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01, 9.02 and 9.03 hereof, on or after the date on which the conditions set forth in Section 9.01, 9.02 or 9.03 hereof have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10 hereof, a Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Company.

If the Paying Agent holds, in its capacity as such, on any Maturity Date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.10. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Company or any other Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has actually received an Officers’ Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Company or any other obligor on the Notes or any of their respective Affiliates.

Section 2.11. Temporary Notes.

Until definitive Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall, upon receipt of a Company Order, authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

Section 2.12. Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and such surrendered Notes shall be destroyed (subject to the record retention requirements of the Exchange Act and the Trustee). The Trustee shall deliver a certificate to the Company with respect to canceled certificates upon written request. The Company may not reissue or resell, or issue new Notes to replace Notes that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation (other than in accordance with this Indenture).

Section 2.13. Defaulted Interest.

If the Company defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee and the Paying Agent. At least 10 days before such special record date, the Company shall mail (or send electronically to DTC, in the case of Global Notes) to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

Section 2.14. CUSIP Number.

The Company in issuing the Notes may use a “CUSIP,” “ISIN” or other similar number, and if so, such CUSIP, ISIN or other similar number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or other similar number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any such CUSIP, ISIN or other similar number used by the Company in connection with the issuance of the Notes and of any change in the CUSIP, ISIN or other similar number.

Section 2.15. Deposit of Moneys.

Prior to 11:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on a Global Note shall be payable by the Trustee to the Depositary of such Global Note or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Notes represented thereby. If the due date for any payment in respect of the Notes is not a Business Day at the location of the applicable Paying Agent, payment of the amount due will be made on the next succeeding Business Day and no interest shall accrue for the period from such due date to such succeeding Business Day. The principal and interest on Certificated Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

Section 2.16. Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 2.17. Calculations. The Company will be responsible for making all calculations called for under this Indenture or the Notes. The Company will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company will provide a schedule of its calculations to the Trustee when reasonably requested by the Trustee, and the Trustee is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will deliver a copy of any such schedule to any Holder upon the written request of such Holder.

ARTICLE 3
Redemption and Prepayment

Section 3.01. Election To Redeem; Notices to Trustee.

If the Company elects to redeem Notes pursuant to this Article 3, at least three Business Days prior to the date on which the notice of a redemption shall be sent to the Holders (unless a shorter notice period shall be satisfactory to the Trustee), the Company shall notify the Trustee in writing of the Redemption Date and the principal amount of such Notes to be redeemed and the Redemption Price, and deliver to the Trustee, no later than two Business Days prior to the Redemption Date, an Officers’ Certificate stating that such redemption will comply with the conditions contained this Article 3. The Trustee may waive either or both of the time periods set forth in this Section 3.01 or agree to shorter time periods. Other than an optional redemption made by an affirmative election of the Company pursuant to this Section 3.01, no payment, purchase, redemption, repurchase, defeasance, exchange or other acquisition, retirement for value or satisfaction of Notes (including any payment made or deemed made after acceleration of the Notes) shall constitute an optional redemption of the Notes for purposes of Section 3.07 hereof and paragraph 5 of the Notes.

Section 3.02. [Reserved].

Section 3.03. Notice of Redemption.

Notices of redemption shall be sent electronically to DTC, in the case of Global Notes, or shall be mailed by first-class mail, in the case of Certificated Notes, not less than 10 nor more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address (with a copy to the Trustee). Notice of redemption may be sent more than 60 days before the Redemption Date in connection with the satisfaction and discharge of this Indenture pursuant to Section 9.01 hereof.

The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:

(1) the Redemption Date;

(2) the Redemption Price;

(3) the name and address of the Paying Agent;

(4) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(5) that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(6) the aggregate principal amount of Notes that are being redeemed;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, ISIN number or other similar number, if any, listed in such notice or printed on the Notes.

At the Company’s written request made at least five Business Days prior to the date on which notice is to be given (unless a shorter notice shall be agreed to by the Trustee), the Trustee shall give the notice of redemption in the Company’s name and at the Company’s sole expense.

Section 3.04. Effect of Notice of Redemption.

Once the notice of redemption described in Section 3.03 hereof is mailed or given electronically in the manner provided in Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date and at the Redemption Price plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price plus interest accrued to the Redemption Date; provided that (a) if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date; and (b) if a Redemption Date is on a day other than a Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Such notice, if mailed or given electronically in the manner provided in Section 3.03 hereof, shall be conclusively presumed to have been given whether or not the Holder receives such notice.

Section 3.05. Deposit of Redemption Price.

On or prior to 11:00 A.M., New York City time, on each Redemption Date, the Company shall deposit with the Trustee or the Paying Agent in immediately available funds money, U.S. Government Obligations, which through the scheduled payment in principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money, or a combination thereof sufficient to pay the Redemption Price of, and accrued interest on, all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

On and after any Redemption Date, if money or U.S. Government Obligations sufficient to pay the Redemption Price of, and accrued interest on, Notes called for redemption shall have been made available in accordance with the immediately preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of, and, subject to Section Section 3.04(a) hereof, accrued and unpaid interest on, such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.

Section 3.06. [Reserved].

Section 3.07. Optional Redemption.

(a) The Notes may be redeemed, at the Company’s option, in whole but not in part, (i) on June 17, 2030 (or, if such day is not a Business Day, the next succeeding Business Day), or (ii) at any time within 90 days following the occurrence of, if the Company ever becomes a Regulated Institution, a Regulatory Capital Treatment Event, in each case upon not less than 10 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address or sent electronically in accordance with the procedures of DTC for Global Notes (with a copy to the Trustee) at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of redemption (subject to the right of Holders of record on the relevant regular record date to receive interest due on the relevant Interest Payment Date).

(b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4
Covenants

Section 4.01. Payment of Principal, Premium and Interest.

(a) The Company covenants and agrees that it will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

(b) The Company covenants and agrees to provide to the Trustee its interest calculation in respect of the Reset Date on the Reset Determination Date.

Section 4.02. Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for Notes an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands; provided, the at the Corporate Trust Office of the Trustee shall not be a place for service of legal process on the Company.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Notes for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03. Provision of Financial Information. The Company covenants and agrees to file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports that the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act. Annual reports, information, documents and reports that are filed by the Company with the Commission via the EDGAR system or any successor electronic delivery procedure will be deemed to be filed with the Trustee at the time such documents are filed via the EDGAR system or such successor procedure. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall have no duty to monitor or confirm, on a continuing basis or otherwise, the Company’s or any other Person’s compliance with any of the covenants hereunder to determine whether any such reports, information or documents are available on the Commission’s EDGAR system or otherwise, to examine such reports, information, documents and other reports to ensure compliance with the provisions herein, to ascertain the correctness or otherwise of the information or the statements contained therein or to participate in any conference calls. Notwithstanding anything to the contrary herein, the Trustee shall have no duty to search for or obtain any electronic or other filings that the Company makes with the Commission, regardless of whether such filings are periodic, supplemental or otherwise.

Section 4.04. Corporate Existence.

Subject to Article 5 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation.

Section 4.05. Money for Notes Payments To Be Held in Trust.

(a) If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each Maturity Date or Interest Payment Date on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act.

(b) Whenever the Company shall have a Paying Agent for the Notes, it will, prior to 11:00 a.m., New York City time, on the Maturity Date or each Interest Payment Date on the Notes, deposit with the Paying Agent in immediately available funds a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, if any, or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of its action or failure so to act.

(c) The Company will cause the Paying Agent, other than the Trustee, to execute and deliver to the Trustee an instrument in which the Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.05, that the Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest on the Notes; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by the Paying Agent.

(d) The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct the Paying Agent to pay, to the Trustee all sums held in trust by the Company or the Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or the Paying Agent; and, upon such payment by the Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to such money or U.S. Government Obligations.

(e) Subject to applicable abandoned property law, any money or U.S. Government Obligations deposited with the Trustee or the Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on the Notes and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Order, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or the Paying Agent with respect to such trust money or U.S. Government Obligations, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.06. Compliance Certificate.

(a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate of the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing officer with a view to determining whether the Company has complied in all material respects with all conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture).

(b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, reasonably promptly after the principal executive officer, the principal financial officer, the principal accounting officer, any corporate executive vice president or the treasurer of the Company becomes aware that a Default or Event of Default has occurred and is continuing, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.07. Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE 5
Successors

Section 5.01. Company May Not Consolidate, etc. The Company covenants that it will not (i) merge or consolidate with any other Person, or (ii) sell, convey, transfer or otherwise dispose of all or substantially all of its assets to any other Person (other than a Subsidiary), in each case unless:

(a) either the Company shall be the continuing Person or the successor Person (if other than the Company) shall be a corporation or a limited liability company organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and such successor Person shall expressly assume the due and punctual payment of the principal of, and premium, if any, and interest, if any, on the Notes, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company under this Indenture and the Notes by supplemental indenture, executed and delivered to the Trustee by such successor Person; provided that, in the event that such successor Person is not a corporation, another Person that is a corporation shall expressly assume, as co-obligor with such successor Person, the due and punctual payment of the principal of, and premium, if any, and interest, if any, on the Notes, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company under this Indenture and the Notes by supplemental indenture, executed and delivered to the Trustee by such other Person;

(b) immediately after such merger or consolidation, or such sale, conveyance, transfer or other disposition, the Company or such successor Person shall not be in default in the performance of any such covenant or condition, and no Event of Default shall have occurred and be continuing; and

(c) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such merger, consolidation, sale, conveyance, transfer or other disposition and such supplemental indenture (if any) comply with this Indenture.

For the avoidance of doubt, without limiting the foregoing, the limitations described in this Section 5.01 shall not apply to any transfer of loan receivables, on customary terms and in the ordinary course of business, directly or indirectly to the Company’s variable interest entities in connection with its securitization financing facilities.

Section 5.02. Successor Person to be Substituted. In case of any such merger, consolidation, sale, conveyance (other than by way of lease), transfer or other disposition, and upon any such assumption by the successor Person, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the Company, and the Company shall be relieved of any further obligation under this Indenture and under the Notes and the predecessor Company may be dissolved, wound up and liquidated at any time thereafter. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of Bread Financial Holdings, Inc., any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by an officer of the Company to the Trustee for authentication, and any Notes which such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

In case of any such merger, consolidation, sale, conveyance, transfer or other disposition, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 5.03. Documents to be Given Trustee. The Trustee, subject to the provisions of Sections 7.01 and 7.02, may receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or other disposition, and any such assumption, comply with the provisions of this Article 5.

ARTICLE 6
Defaults and Remedies

Section 6.01. Events of Default.

“Event of Default,” wherever used herein with respect to the Notes means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) the commencement by the Company of a case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of it in a case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official in respect of it, or the making by it of an assignment for the benefit of creditors; or

(b) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company or any Affiliates thereof seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company, or ordering the liquidation or winding up of the affairs of the Company, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 30 consecutive days.

If an Event of Default with respect to the Notes at the time outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes may declare the principal amount of the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable.

Section 6.02. [Reserved].

Section 6.03. Other Remedies.

(a) If an Event of Default occurs and is continuing, the Trustee is authorized to pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes, as the case may be, or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

(b) The Trustee is authorized to maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. Any such proceeding instituted by the Trustee may be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, expenses, disbursements of the Trustee and its counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative, to the extent permitted by law.

Any costs, including attorneys’ fees and expenses, associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Company.

Section 6.04. Waiver of Past Defaults and Events of Default.

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past Default under this Indenture and its consequences, except a Default:

(1) in any payment in respect of the principal of (or premium, if any) or interest on any Notes; or

(2) in respect of a covenant or provision of this Indenture which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected thereby.

Section 6.05. Control by Majority. The Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes; provided, however, that (subject to the provisions of Section 7.01) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceeding so directed would involve the Trustee in personal liability (it being understood that the Trustee has no duty to determine whether any action is prejudicial to any Holder). Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification or security satisfactory to it against all fees, losses, liabilities and expenses caused by taking or not taking any action.

Section 6.06. Limitation on Suits.

No Holder shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law or under or with respect to an Event of Default, unless (a) such Holder previously shall have given to the Trustee written notice of an Event of Default with respect to Notes and of the continuance thereof, as herein before provided, (b) the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder, (c) such Holder shall have offered to the Trustee such indemnity as may be satisfactory to the Trustee against the costs, expenses and liabilities to be incurred therein or thereby, (d) the Trustee shall not have received from the Holders of a majority in principal amount of the Notes then outstanding a direction inconsistent with that request, and (e) the Trustee shall have failed to institute any such action, suit or proceeding within 60 days of the written notice, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the matter herein provided and for the equal, ratable and common benefit of all Holders.

Section 6.07. Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the legal right of any Holder of a Note to receive payment of the principal of (and premium, if any) or interest on such Note (including in connection with an offer to purchase) or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes shall not be impaired or affected without the consent of such Holder, but (i) the foregoing provisions of this Section 6.07 shall not apply to any action or omission that impairs or affects merely the practical (but not the legal) right of any Holder of a Note to receive any such payment, and (ii) no action or omission that impairs or affects merely the practical (but not the legal) right of any Holder of a Note to receive any such payment shall be prohibited by this Section 6.07 or constitute a breach of this Section 6.07.

Section 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company (or any other obligor on the Notes) for the whole amount of unpaid principal (and premium, if any) and accrued interest remaining unpaid.

Section 6.09. Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and, unless prohibited by law, shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a

Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 6.10. Priorities.

Any money or property collected by the Trustee pursuant to this Article 6, and any money or other property distributable in respect of the Company’s obligations under this Indenture after an Event of Default shall be applied in the following order:

FIRST: to the Trustee (including any predecessor Trustee) for amounts due under Section 7.06 hereof;

SECOND: to Holders for amounts due and unpaid on the affected Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the affected Notes; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to

Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

Section 6.12. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy occurring upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7
Trustee

Section 7.01. Duties of Trustee.

(a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it under this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of clause (b) or (d) of this Section 7.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the Holders of a majority in aggregate principal amount of the outstanding Notes, determined as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holders have offered, and, if requested, provided to the Trustee security and indemnity satisfactory to it against any cost, loss, liability or expense.

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01.

(f) The Trustee shall not be liable for interest or earnings on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

(g) The Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

Section 7.02. Rights of Trustee.

Subject to Section 7.01 hereof:

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed in good faith by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a board resolution.

(c) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate or an Opinion of Counsel or both.

(d) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through attorneys or agents and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent appointed with due care by it hereunder.

(e) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(f) The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have provided to the Trustee security and indemnity satisfactory to the Trustee against the costs, losses, expenses and liabilities which might be incurred by it in compliance with such request or direction and then only to the extent required by the terms of this Indenture.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including if the Trustee is acting as Calculation Agent), and each agent, custodian and other Person employed to act hereunder.

(i) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, but shall not be obligated to, make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records, and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(j) The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such Default or Event of Default from the Company or any Holder is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(k) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(l) Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action.

(m) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, any provision of any law or regulation or any act of any governmental authority; natural catastrophes or other acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

(n) The permissive right of the Trustee to take or refrain from taking action hereunder shall not be construed as a duty.

(o) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(p) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Company or any Affiliate thereof with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest within the meaning of Section 310(b)(1) of the Trust Indenture Act, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee (if this Indenture has been qualified under the Trust Indenture Act) or resign.

Any Agent may do the same with like rights. The Trustee is also subject to Section 7.09 hereof.

Section 7.04. Trustee’s Disclaimer.

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible for and makes no representations as to the validity, sufficiency or adequacy of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty or covenant made in this Indenture.

Section 7.05. Notice of Defaults.

Within 90 days after the occurrence thereof, and if actually known to a Responsible Officer of the Trustee, the Trustee shall give to the Holders of the Notes a notice of each Default or Event of Default with respect to the Notes known to the Trustee, by transmitting such notice to Holders at their addresses as the same shall then appear on the register of the Notes kept by the Registrar, unless such Default shall have been cured or waived before the giving of such notice and a Responsible Officer of the Trustee has actual knowledge of such cure or waiver. Except in the case of a Default or Event of Default in payment of the principal of (and premium, if any) or interest on any of the Notes when and as the same shall become payable, or to make any payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of this Indenture, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of Holders.

Section 7.06. Compensation and Indemnity.

(a) The Company shall pay to the Trustee and Agents from time to time such compensation for their services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as shall be agreed upon in writing. The Company shall reimburse the Trustee and Agents upon request for all disbursements, expenses and advances incurred or made by them in connection with the Trustee’s duties under this Indenture, including the compensation, disbursements and expenses of the Trustee’s agents and external counsel, except any such expense, disbursement or advance incurred or made by the Trustee or its agents through the Trustee’s or such agents’ own willful misconduct or gross negligence, as determined by an order of a court of competent jurisdiction.

(b) The Company shall fully indemnify each of the Trustee and their officers, agents and employees and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including, without limitation, attorneys’ fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Company in writing promptly of any claim of which a Responsible Officer of the Trustee has actual knowledge asserted against the Trustee or Agent for which it may seek indemnity; provided that the failure by the Trustee or Agent to so notify the Company shall not relieve the Company of their obligations hereunder. The Trustee may have separate counsel with respect to the defense of any such claim and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if they assume the Trustee’s defense and, in the Trustee’s reasonable judgment, there is no conflict of interest between (i) the Company and (ii) the Trustee in connection with such defense or potential harm to the Trustee’s business.

(c) Notwithstanding the foregoing, the Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability to have been incurred by the Trustee through its own willful misconduct or gross negligence, as determined by an order of a court of competent jurisdiction.

(d) To secure the payment obligations of the Company in this Section 7.06, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee and such money or property held in trust to pay principal of and interest on particular Notes. Such lien will survive the satisfaction and discharge of this Indenture.

(e) The obligations of the Company under this Section 7.06 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be the liability of the Company and the Lien provided for under this Section 7.06 and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture for any reason, including any termination or rejection hereof under any Bankruptcy Law.

(f) In addition to, but without prejudice to its other rights under this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01 hereof occurs, the expenses (including the reasonable charges and expenses of its agents and counsel) and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

(g) For purposes of this Section 7.06, the term “Trustee” shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 7.07. Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

(b) The Trustee may resign, and be discharged from the trust hereby created, at any time by so notifying the Company in writing no later than 15 Business Days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Company and the removed Trustee in writing and may appoint a successor Trustee with the Company’s written consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

(1) the Trustee fails to comply with Section 7.09 hereof;

(2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under Bankruptcy Law;

(3) a receiver or other public officer takes charge of the Trustee or its property;

(4) the Trustee otherwise becomes incapable of acting; or

(5) other than with respect to a successor Trustee appointed by the Holders pursuant to the second sentence of this Section 7.07(b), the Company desires in its sole and absolute discretion to appoint a successor Trustee and no Default or Event of Default is then continuing.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

(d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee fails to comply with Section 7.09 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to the Lien and its rights under Section 7.06 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail (or send electronically to DTC in the case of Global Notes) notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Lien and Company’s obligations under Section 7.06 hereof shall continue for the benefit of the retiring Trustee.

Section 7.08. Successor Trustee by Consolidation, Merger, etc.

Any Person into which the Trustee or any successor to it in the trusts created by this Indenture shall be merged or converted, or any Person with which it or any successor to it shall be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or any such successor to it shall be a party, or any Person to which the Trustee or any successor to it shall sell or otherwise transfer all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person shall be otherwise qualified and eligible under this Article 7. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture with respect to the Notes, any of such Notes shall have been authenticated but not delivered by the Trustee then in office, any successor to such Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.09. Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a Person (i) organized and doing business under the laws of the United States of America or of any state thereof, (ii) authorized under such laws to exercise corporate trustee power, and (iii) subject to supervision or examination by federal or state authorities. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $100.0 million as set forth in the most recent applicable published annual report of condition.

ARTICLE 8
Amendment, Supplement and Waiver

Section 8.01. Without Consent of Holders.

The Company and the Trustee may from time to time and at any time, without the consent of the Holders, enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(1) to evidence the succession of another corporation or limited liability company to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Article 5 hereof, or to evidence the assumption by a corporation, as a co-obligor under this Indenture and the Notes, of the covenants, agreements and obligations of the Company pursuant to Article 5;

(2) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the Holders of all or any Notes as the Board of Directors of the Company shall consider to be for the protection of the Holders, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

(3) to cure any ambiguity, to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture that do not adversely affect the interests of the Holders in any material respect; provided that any amendment made solely to conform the provisions of this Indenture to the description of the Notes contained in the Offering Memorandum or other offering document pursuant to which such Notes were sold will not be deemed to adversely affect the interests of the Holders;

(4) to modify or amend this Indenture to permit the qualification of this Indenture or any indentures supplemental hereto under the Trust Indenture Act as then in effect;

(5) to provide for the issuance of Additional Notes;

(6) to provide for the exchange of any Notes in global form represented by one or more Global Notes in definitive certificated form in the circumstances permitted by the terms of this Indenture and such Notes, and to make all appropriate changes to this Indenture for such purpose;

(7) to add guarantees with respect to the Notes or to secure the Notes; and

(8) to evidence and provide for the acceptance of appointment hereunder by a successor or separate trustee with respect to the Notes or to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 7.07.

Upon the written request of the Company and upon receipt by the Trustee of the documents described in Section 8.03 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

Section 8.02. With Consent of Holders.

With the consent of the Holders of a majority in aggregate principal amount of the Notes affected by such supplemental indenture at the time outstanding, voting as a single class, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note so affected:

(a) change the Stated Maturity of principal of, or any installment of principal of or interest on, any Note;

(b) modify the provisions of the indenture with respect to the subordination provisions in a manner materially adverse to the Holders;

(c) reduce the rate of or extend the time of payment of interest, if any, on any Note, or alter the manner of calculation of interest payable on any Note (except as part of any remarketing of the Notes) or any interest rate reset with respect to the Notes, in each case in accordance with the terms of the Notes);

(d) reduce the principal amount or premium, if any, on any Note;

(e) make the principal amount or premium, if any, or interest on any Note, payable in any coin or currency other than that provided in any Note;

(f) reduce the percentage in principal amount of Notes, the Holders of which are required to consent to any such supplemental indenture or any waiver of any past Default pursuant to Section 6.04;

(g) change any Place of Payment where the Notes or interest thereon is payable; or

(h) impair the right of any Holder to institute suit for the enforcement of any payment of the principal of, or premium, if any, or interest on any Note on or after the respective due dates for such principal, premium or interest.

It is not necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment that requires the consent of the Holders becomes effective, the Company shall mail (or send electronically to DTC in the case of Global Notes) to each registered Holder at such Holder’s address appearing in the security register (with a copy to the Trustee) a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of the amendment.

Upon the written request of the Company accompanied by a board resolution of the Board of Directors of the Company authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.05 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

Section 8.03. Revocation and Effect of Consents.

(a) After an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective with respect to the Notes in accordance with its terms and thereafter binds every Holder of Notes.

(b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding clause (a) of this Section 8.03, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 180 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 8.04. Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Company may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder.

Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.05. Trustee To Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 11.03 hereof, that such amendment, supplement or waiver is authorized or permitted by this Indenture.

ARTICLE 9
Satisfaction and Discharge of Indenture; Defeasance

Section 9.01. Satisfaction and Discharge of Indenture. With respect to the Notes:

(a) if either:

(1) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated and not theretofore cancelled (other than (A) any Notes which shall have been destroyed, lost or stolen or in lieu of or in substitution for which other Notes shall have been authenticated and delivered, or which shall have been paid, pursuant to the provisions of Section 2.08 or (B) Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 9.06); or

(2) all the Notes not theretofore cancelled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall have deposited with the Trustee, in trust, money in an amount sufficient, or U.S. Government Obligations the scheduled payments of principal of and interest on which shall be sufficient, or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, without consideration of any reinvestment, to pay principal of, premium, if any, and interest, if any, on the Notes at maturity or upon redemption all of the Notes not theretofore cancelled or delivered to the Trustee for cancellation (other than any (A) Notes which shall have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered, or which shall have been paid, pursuant to the provisions of Section 2.08 or (B) Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 9.06), including principal, premium, if any, and interest, if any, due or to become due to such date of maturity or date fixed for redemption, as the case may be; and

(b) if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company,

then this Indenture shall cease to be of further effect with respect to the Notes (except as to (A) rights of registration of transfer and exchange of Notes, (B) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (C) rights of Holders to receive payments of principal thereof and interest thereon, and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (D) the rights, obligations and immunities of the Trustee hereunder and the Company’s obligations in connection therewith and (E) the rights of the Holders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging satisfaction of and discharging this Indenture with respect to the Notes, the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Notes.

Section 9.02. Legal Defeasance. Following the deposit referred to in clause (a) of this Section 9.02, the Company will be deemed to have paid and will be discharged from its obligations in respect of the Notes with respect to which such deposit shall have been made and this Indenture with respect to such Notes, other than (i) the rights of the Holders of outstanding Notes to receive, solely from the trust fund described in such clause (a), payments in respect of the principal of and interest on such Notes when such payments are due and (ii) its obligations in Article 2 and Sections 4.02, 7.06, 7.07, 9.06 and 9.07, provided that each of the following conditions have been satisfied:

(a) the Company has irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders, money in an amount sufficient, or U.S. Government Obligations the scheduled payments of principal of and interest on which shall be sufficient, or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, without consideration of any reinvestment, to pay principal of, premium, if any, and interest, if any, on the Notes to maturity or redemption, as the case may be; provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee;

(b) the deposit will not result in a breach or violation of, or constitute a default under, this Indenture;

(c) the Company has delivered to the Trustee either (i) a ruling received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (ii) an Opinion of Counsel, based on a change in law after the date of this Indenture, to the same effect as the ruling described in clause (i); and;

(d) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

Following the deposit referred to in clause (a) of this Section 9.02 and the receipt of the deliverables referred to in clause (c) of this Section 9.02, the Trustee, upon the request and at the cost and expense of the Company, will acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture except for the surviving obligations specified above.

Section 9.03. Covenant Defeasance. Following the deposit referred to in clause (a) of this Section 9.03 with respect to the Notes, the Company’s obligations pursuant to each of Section 4.03, Article 5 and any other covenants for the Notes established as contemplated by Section 8.01(2) and expressed to be subject to covenant defeasance pursuant to this Section 9.03, will terminate, provided the following conditions have been satisfied:

(a) the Company has complied with Section 9.02(a), 9.02(b) and 9.02(d); and

(b) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.

Section 9.04. Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions. All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to the provisions of, Section 9.02 or 9.03 shall be held in trust and applied by it to the payment of all sums due and to become due thereon for principal, premium, if any, and interest, if any, either directly or through any paying agent (including the Company if acting as its own paying agent), to the Holders for payment or redemption of which such money or U.S. Government Obligations have been deposited with the Trustee.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Sections 9.01 or 9.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders; it being understood that the Trustee shall bear no responsibility for any such tax, fee or other charge which by law is payable by or on behalf of the Holders.

Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon request of the Company any money or U.S. Government Obligations held by it as provided in Section 9.01 or 9.03 with respect to any Notes which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the legal defeasance or covenant defeasance, as the case may be, with respect to such Notes.

Section 9.05. Paying Agent to Repay Money Held. Upon the satisfaction and discharge of this Indenture all money then held by any paying agent of the Notes (other than the Trustee) shall, upon demand of the Company, be repaid to the Company or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such money.

Section 9.06. Return of Unclaimed Money. Subject to applicable abandoned property law, any money and U.S. Government Obligations deposited with or paid to the Trustee for payment of the principal of, premium, if any, or interest, if any, on Notes and not applied but remaining unclaimed by the Holders for two years after the date upon which the principal of, premium, if any, or interest, if any, on the Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on written demand; and the Holders shall thereafter look only to the Company for any payment which such Holders may be entitled to collect and all liability of the Trustee with respect to such money shall thereupon cease.

Section 9.07. Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 9.01, 9.02 or 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes will be reinstated as though no such deposit in trust had been made. If the Company makes any payment of principal of or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders to receive such payment from the money or U.S. Government Obligations held in trust.

ARTICLE 10
[Reserved]

ARTICLE 11
Miscellaneous

Section 11.01. Trust Indenture Act Controls.

Subject to Section 1.03 hereof, if this Indenture has been qualified under the Trust Indenture Act and if any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the Trust Indenture Act, the imposed duties shall control.

Section 11.02. Notices.

Except for notice or communications to Holders, any notice or communication shall be given in writing and is duly given when received if delivered in person, when receipt is acknowledged if sent by facsimile or email, on the next Business Day if timely delivered by a nationally recognized courier service that guarantees overnight delivery or two Business Days after deposit if mailed by first-class mail, postage prepaid, addressed as follows:

If to the Company:

Bread Financial Holdings, Inc.
3095 Loyalty Circle
Columbus, Ohio 43219
Attention: General Counsel

with a copy to (which shall not constitute notice):

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: John B. Meade

If to the Trustee:

U.S. Bank Trust Company, National Association
13737 Noel Road, Suite 800
Dallas, Texas 75240
Attention: M. Herberger [Bread Financial Holdings, Inc.]

Such notices or communications shall be effective when actually received and shall be sufficiently given if so given within the time prescribed in this Indenture.

The Company or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.

The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by email, facsimile and other similar unsecured electronic methods by Persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company. The Trustee shall have no duty or obligation to verify or confirm that the Person who sent such instructions or directions is, in fact, a Person authorized to give instructions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such instructions or directions, provided that such reliance was in good faith. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and all the risk of interception and misuse by third parties.

Unless otherwise expressly provided in this Indenture, any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a

Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 11.03. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than the authentication and delivery of the Initial Notes), if so requested by the Trustee, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 11.04 hereof) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 11.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such eligible and qualified Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating the information on which counsel is relying unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 11.04. Statements Required in Certificate and Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 11.05. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.06. No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, manager, officer, employee, stockholder, member, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the Notes or this Indenture by reason of his, her or its status as such director, manager, officer, employee, stockholder, member, general or limited partner or incorporator. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

Section 11.07. Governing Law; Waiver of Jury Trial.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, OR IN CONNECTION WITH THIS INDENTURE.

Section 11.08. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.09. Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.

Section 11.10. Separability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.11. Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The words “execution,” signed,” “signature,” and words of like import in this Indenture or in any other certificate, agreement or document related to this Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any

other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 11.12. Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 11.13. [Reserved].

Section 11.14. USA PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The Issuer agrees that it will provide the Trustee with information about the Issuer as the Trustee may reasonably request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

ARTICLE 12
Subordination of Securities

Section 12.01. Agreement to Subordinate. The Company, for itself, its successors and assigns, covenants and agrees, and each Holder by such Holder’s acceptance thereof likewise covenants and agrees, that all Notes shall be subject to the provisions of this Article 12; and each Holder, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

The payment by the Company of the principal of, and any premium and interest, if any, on, or any other amounts due on the Notes shall, to the extent and in the manner set forth in this Article 12, be subordinated and junior in right of payment to the prior payment in full of all Senior Obligations with respect to the Notes, whether outstanding at the date of this Indenture or thereafter incurred.

No provision of this Article 12 shall prevent the occurrence of any Default hereunder.

Section 12.02. Default on Senior Obligations. In the event, and during the continuation, of any default by the Company in the payment of principal, premium, interest or any other amount due on any Senior Obligations with respect to the Notes, or in the event that the maturity of any Senior Obligations with respect to the Notes has been accelerated because of a default, then, in either case, no payment shall be made by the

Company with respect to the principal (including redemption and sinking fund payments) of, or any premium or interest on, the Notes or to acquire any Notes (except sinking fund payments made with respect to Notes acquired by the Company prior to such default).

In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee, by any Holder or by any paying agent (or, if the Company is acting as its own paying agent, money for any such payment is segregated and held in trust) when such payment is prohibited by the preceding paragraph of this Section 12.02, before all Senior Obligations of the Company is paid in full, or provision is made for such payment in money in accordance with its terms, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Obligations or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Obligations may have been issued, as their respective interests may appear, ratably according to the aggregate amount remaining unpaid on account of the principal, premium, interest or any other payment due on the Senior Obligations held or represented by each, for application to the payment of all Senior Obligations of the Company remaining unpaid to the extent necessary to pay such Senior Obligations in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Obligations, but only to the extent that the holders of such Senior Obligations (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment of the amounts then due and owing on such Senior Obligations and only the amounts specified in such notice to the Trustee shall be paid to the holders of such Senior Obligations.

Section 12.03. Liquidation; Dissolution; Bankruptcy. Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Obligations with respect to the Notes shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Company on account of the principal of, and premium or interest, if any, on, the Notes; and upon any such dissolution, winding-up, liquidation or reorganization, or in any such bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, which the Holders or the Trustee would be entitled to receive from the Company, except for the provisions of this Article 12, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them or it, directly to the representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing Senior Obligations may have been issued, as their respective interests may appear for further payment to the holders of such Senior Obligations (to be allocated pro rata to such representatives on the basis of the respective amounts of such Senior Obligations represented by such persons, as calculated by the Company and certified to the Trustee)

to the extent necessary to pay such Senior Obligations in full, in money or money’s worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Obligations, before any payment or distribution is made to the Holders.

In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing shall be received by the Trustee, by any Holder or by any paying agent (or, if the Company is acting as its own paying agent, money for any such payment is segregated and held in trust) before all such Senior Obligations is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Obligations and shall be paid over or delivered to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Obligations may have been issued, as their respective interests may appear, ratably according to the aggregate amount remaining unpaid on account of the principal, premium, interest or any other payment due on the Senior Obligations held or represented by each, as calculated by the Company, for application to the payment of all such Senior Obligations remaining unpaid to the extent necessary to pay such Senior Obligations in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Obligations.

For purposes of this Article 12, the words “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 12 with respect to the Notes to the payment of all Senior Obligations with respect to the Notes that may at the time be outstanding; provided, that (i) such Senior Obligations are assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Obligations are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in Sections 5.01 and 5.02 of this Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.03 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Sections 5.01 and 5.02 of this Indenture. Nothing in Section 12.02 or in this Section 12.03 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.06 of this Indenture.

Section 12.04. Subrogation. Subject to the payment in full of all Senior Obligations with respect to the Notes, the rights of the Holders shall be subrogated to the rights of the holders of such Senior Obligations to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Obligations by virtue or such subrogation until the principal of, and any premium and interest, if any, on, the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Obligations of any cash, property or securities to which the Holders would be entitled except for the provisions of this Article 12, and no payment over pursuant to the provisions of this Article 12 to or for the benefit of the holders of such Senior Obligations by Holders or the Trustee, shall, as between the Company, its creditors other than holders of such Senior Obligations, and the Holders, be deemed to be a payment by the Company to or on account of such Senior Obligations. It is understood that the provisions of this Article 12 are and are intended solely for the purposes of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Obligations with respect to the Notes on the other hand.

Nothing contained in this Article 12 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Obligations with respect to the Notes, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, and any premium and interest, if any, on, the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company, other than the holders of such Senior Obligations, nor shall anything herein or therein prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 12 of the holders of such Senior Obligations in respect of cash, property or securities of the Company, as the case may be, received upon the exercise of any such remedy.

Upon any payment or distribution of assets of the Company referred to in this Article 12, the Trustee, subject to the provisions of Article 7 of this Indenture, and the Holders shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Obligations with respect to the Notes and other indebtedness of the Company, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

Section 12.05. Trustee to Effectuate Subordination. Each Holder by such Holder’s acceptance thereof authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 12 and appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.

Section 12.06. Notice by the Company. The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article 12. Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article 12, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder or holders of Senior Obligations with respect to the Notes or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Article 7 of this Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if a Responsible Officer of the Trustee shall not have received the notice provided for in this Section 12.06 at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, any premium or interest on, any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within three Business Days prior to such date.

The Trustee, subject to the provisions of Article 7 of this Indenture, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Obligations with respect to the Notes (or a trustee on behalf of such holder), to establish that such notice has been given by a holder of such Senior Obligations (or a trustee on behalf of any such holder or holders). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Obligations to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Obligations held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Upon any payment or distribution of assets of the Company referred to in this Article 12, the Trustee and the Holders shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Obligations with respect to the Notes and other indebtedness of the

Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

Section 12.07. Rights of the Trustee; Holders of Senior Obligations. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 12 in respect of any Senior Obligations with respect to the Notes at any time held by it, to the same extent as any other holder of such Senior Obligations, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. With respect to the holders of Senior Obligations, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of such Senior Obligations shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Obligations and the Trustee shall not be liable to any holder of such Senior Obligations if it shall pay over or deliver to Holders, the Company or any other Person money or assets to which any holder of such Senior Obligations shall be entitled by virtue of this Article 12 or otherwise. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.06.

Section 12.08. Subordination May Not be Impaired. No right of any present or future holder of any Senior Obligations to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Obligations with respect to the Notes may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to such Holders and without impairing or releasing the subordination provided in this Article 12 or the obligations hereunder of the Holders to the holders of such Senior Obligations, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Obligations, or otherwise amend or supplement in any manner such Senior Obligations or any instrument evidencing the same or any agreement under which such Senior Obligations is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Obligations; (iii) release any Person liable in any manner for the collection of such Senior Obligations; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

COMPANY: BREAD FINANCIAL HOLDINGS, INC., as Issuer
By:	/s/ Perry S. Beberman
Name: Perry S. Beberman
Title: Executive Vice President, Chief Financial Officer

TRUSTEE: U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
By:	/s/ Michael K. Herberger
Name: Michael K. Herberger
Title: Vice President

[Signature Page to Indenture]

Exhibit A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

A-1

CUSIP No. 144A/ Reg S: 018581AQ1 / U01797AM8

ISIN No. 144A/Reg S: US018581AQ17 / USU01797AM85

[RULE 144A] [REGULATION S] [GLOBAL] NOTE
8.375% FIXED-RATE RESET SUBORDINATED NOTE DUE 2035

No.	$[(or such revised amount as may be indicated on the attached Schedule of Exchanges of Interests in the Global Note)][1]

BREAD FINANCIAL HOLDINGS, INC.,
a Delaware corporation (the “Company”)

promises to pay to [CEDE & CO. or registered assigns]2 [_______]3, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto]1 [of _______ United States Dollars]2 on June 15, 2035.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

1 If the Note is issued in global form.

2 If the Note is issued in global form.

3 If the Note is issued in certificated form.

A-2

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

BREAD FINANCIAL HOLDINGS, INC.
By:
Name:
Title:

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Certificate of Authentication

This is one of the 8.375% Fixed-Rate Reset Subordinated Notes due 2035 referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION as Trustee
By:
Authorized Signatory

Dated:

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[FORM OF REVERSE OF NOTE]

BREAD FINANCIAL HOLDINGS, INC.

8.375% FIXED-RATE RESET SUBORDINATED NOTE DUE 2035

1. Principal and Interest. BREAD FINANCIAL HOLDINGS, INC., a Delaware corporation, as issuer (the “Company”), promises to pay the principal amount set forth on the face hereof on June 15, 2035 (the “Maturity Date”) and to pay interest on said principal amount (a) from, and including, March 10, 20254, to, but excluding, June 15, 2030 (the “Reset Date”), at a rate of 8.375% per annum (the “Initial Fixed Rate”) and (b) from, and including, the Reset Date to, but excluding, the Maturity Date, at a rate per annum equal to the Five-Year U.S. Treasury Rate (as defined below) as of the day falling two Business Days prior to the Reset Date (the “Reset Determination Date”). plus 430 basis points (the “Spread”), as determined by the Calculation Agent (as defined below) in the manner described herein, on each June 15 and December 15 (each an “Interest Payment Date”). Interest on the 8.375% Fixed-Rate Reset Subordinated Notes due 2035 (the “Notes”) will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including March 10, 20255 to but excluding the date on which interest is paid; provided that the first Interest Payment Date shall be June 15, 20256. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.

If an Interest Payment Date or the Maturity Date falls on a date that is not a Business Day, then the payment of any interest, principal or premium payable on such date will be postponed to the next succeeding Business Day, with the same force and effect as if made on the date such payment was due, and no interest or other payment will accrue as a result of such delay.

The interest rate for the Notes following the Reset Date will be determined by the Calculation Agent as of the Reset Determination Date. Promptly upon such determination, the Calculation Agent will notify the Company of such interest rate for the Notes. The Company will then promptly notify the Trustee in writing of such interest rate. The Calculation Agent’s determination of the interest rate will be final and binding in the absence of manifest error.

“Business Day” means any calendar day that is not a Saturday, Sunday or a day on which commercial banking institutions are not required to be open for business in The City of New York, New York or a Place of Payment for the Notes.

4 With respect to the Initial Notes.

5 With respect to the Initial Notes.

6 With respect to the Initial Notes.

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“Calculation Agent” means the firm appointed by the Company prior to the Reset Determination Date. The Company or an affiliate of the Company may assume the duties of the Calculation Agent.

The “Five-Year U.S. Treasury Rate” means, as of the Reset Determination Date, (i) the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the five Business Days appearing (or, if fewer than five Business Days appear, such number of Business Days appearing) under the caption “Treasury Constant Maturities” (or any successor caption or heading) in the most recently published H.15 Daily Update as of 5:00 p.m. (Eastern Time) on the Reset Determination Date (the “Initial Base Rate”), as determined by the Calculation Agent in its sole discretion, or (ii) if there are no such published yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, then the rate will be determined by interpolation between the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity for two series of actively traded U.S. Treasury securities, (A) one maturing as close as possible to, but earlier than, the Maturity Date, and (B) the other maturing as close as possible to, but later than, the Maturity Date, in each case for the five Business Days appearing (or, if fewer than five Business Days appear, such number of Business Days appearing) under the caption “Treasury Constant Maturities” (or any successor caption or heading) in the H.15 Daily Update as of 5:00 p.m. (Eastern Time) on the Reset Determination Date.

Notwithstanding the foregoing, if the Company, in its sole discretion, determines on or prior to the Reset Determination Date that the Five-Year U.S. Treasury Rate cannot be determined in the manner described in the immediately preceding paragraph (a “Benchmark Substitution Event”), the Company may, in its sole discretion, designate an unaffiliated agent or advisor (the “Designee”), to determine whether there is an industry-accepted successor rate to the Initial Base Rate. If the Designee determines that there is such an industry-accepted successor rate, then the “Five-Year U.S. Treasury Rate” shall be such successor rate and, in that case, the Designee may then determine and adjust the Business Day convention, the definition of Business Day and the Reset Determination Date to be used and any other relevant methodology for determining or otherwise calculating such successor rate, including any adjustment factor needed to make such successor rate comparable to the Initial Base Rate in each case, in a manner that is consistent with industry-accepted practices for the use of such successor rate (the “Adjustments”). If the Company, in its sole discretion, determines that the Five-Year U.S. Treasury Rate cannot be determined in the manner described in the immediately preceding paragraph and the Company, in its sole discretion, does not designate a Designee or if the Designee determines that there is no industry-accepted successor rate to the Initial Base Rate, then the Five-Year U.S. Treasury Rate on the Reset Determination Date will be deemed to be 4.080%.

For the avoidance of doubt, any determination by the Company or a Designee pursuant to the preceding paragraph (including, without limitation, with respect to any Benchmark Substitution Event or any Adjustments) will not be subject to, and will become effective without, the consent of the Holders of the Notes, the Trustee or any other party.

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“H.15 Daily Update” means the daily statistical release designated as such, or any successor publication, published by the Federal Reserve Board or any successor.

2. Method of Payment. The Company will pay interest to those persons who were holders of record on the June 1 and December 1, as the case may be, immediately preceding each Interest Payment Date. Principal of and premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Company maintained for such purposes, which, initially, will be an office of the Trustee located in the contiguous United States; provided, however, that payment of interest with respect to the Notes may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register or in accordance with the procedures of DTC for global book-entry Notes.

3. Paying Agent and Registrar. Initially, U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent.

4. Indenture. The Company issued the Notes under an Indenture dated as of March 10, 2025 (as such may be amended or supplemented from time to time in accordance with its terms, the “Indenture”) among the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Capitalized and certain other terms used and not otherwise defined herein have the meanings set forth in the Indenture.

5. Redemption of Notes. The Notes may be redeemed, at the Company’s option, in whole but not in part, (i) on June 17, 2030 (or, if such day is not a Business Day, the next succeeding Business Day), or (ii) at any time within 90 days following the occurrence of, if the Company ever becomes a Regulated Institution, a Regulatory Capital Treatment Event (each as defined below), in each case upon not less than 10 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address or sent electronically in accordance with the procedures of The Depository Trust Company (“DTC”) for Global Notes (with a copy to the Trustee) at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of holders of record on the relevant regular record date to receive interest due on the relevant Interest Payment Date).

“Regulated Institution” means an entity that is subject to regulation by the Board of Governors of the Federal Reserve System or otherwise becomes subject to regulatory capital requirements set forth in regulations or guidelines of a federal banking agency.

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“Regulatory Capital Treatment Event” means the good faith determination by the Company that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Notes or (ii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of the Notes, there is more than an insubstantial risk that the Company would not be entitled to treat the full principal amount of the notes as “Tier 2” capital (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve Board or such other applicable federal banking agency (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for as long as any Notes are outstanding, assuming such capital adequacy guidelines were applicable to the Company.

“Appropriate Federal Banking Agency” means the appropriate federal banking agency with respect to the Company, if it ever becomes a Regulated Institution, as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

6. Notice of Redemption. Notices of redemption shall be sent electronically to DTC, in the case of Global Notes, or shall be mailed by first-class mail, in the case of Certificated Notes, not less than 10 nor more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address.

7. Denominations, Transfer, Exchange. The Notes shall be issuable only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

8. Persons Deemed Owners. The Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of a Global Note for all purposes whatsoever.

9. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request or, if such money is then held by the Company in trust, such money shall be released from such trust. After that, Holders entitled to the money must look only to the Company for payment as general creditors unless applicable abandoned property law designates another Person.

10. Amendment, Supplement, Waiver, Etc. Without the consent of any Holders, at any time and from time to time, the Company and the Trustee may enter into one or more Indentures supplemental to the Indenture to, among other things, cure any ambiguity, to correct or supplement any provision contained in the Indenture or in any supplemental indenture that may be defective or inconsistent with any other provision contained in the Indenture or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under the Indenture that do not adversely affect the interests of the Holders in any

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material respect, and to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the Holders of all or any Notes. With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Company and the Trustee may enter into an indenture or indentures supplemental to the Indenture to make other amendments or modifications, subject to certain exceptions requiring the consent of the Holder of each outstanding Note affected thereby.

12. Successor Entity. When a successor entity duly assumes all of the obligations and covenants of the Company pursuant to the Indenture and the Notes, except in the case of a lease, the predecessor entity shall be relieved of all such obligations.

13. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default with respect to the Notes occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately. The Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders have offered, and, if requested, provided, to the Trustee security and indemnity satisfactory to the Trustee.

14. Trustee Dealings with Company. The Trustee or its Affiliates in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Company or any Affiliate thereof with the same rights it would have if it were not Trustee.

15. No Recourse Against Others. No director, manager, officer, employee, stockholder, member, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the Notes or the Indenture by reason of his, her or its status as such director, manager, officer, employee, stockholder, member, general or limited partner or incorporator. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

16. Discharge. The Company’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment or cancellation of all the Notes or upon the irrevocable deposit with the Trustee of funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and interest to the Stated Maturity or Redemption Date.

17. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on this Note by manual signature.

18. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS NOTE WITHOUT GIVING EFFECT TO

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APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Bread Financial Holdings, Inc.
3095 Loyalty Circle
Columbus, Ohio 43219
Attention: General Counsel

With a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: John B. Meade

20. Subordination. The Note are subordinated and junior in right of payment to the Company’s obligations under its Senior Obligations (as defined in the Indenture) on the terms and subject to the conditions set forth in the Indenture. To the extent provided in the Indenture, all obligations of the Company to holders of Senior Obligations must be paid in full before any payment may be made to the Holders of the Notes. The Company agrees, and each Holder by accepting this Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect. In the event of any inconsistency between the foregoing and the terms of the Indenture, the terms of the Indenture shall control.

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ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

as Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The initial outstanding principal amount of this Global Note is $_______. The following exchanges of a part of this Global Note for interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following Such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Bread Financial Holdings, Inc.
3095 Loyalty Circle
Columbus, Ohio 43219
Attention: General Counsel

U.S. Bank Trust Company, National Association
13737 Noel Road, Suite 800
Dallas, Texas 75240
Attention: M. Herberger [Bread Financial Holdings, Inc.]

Re: 8.375% Fixed-Rate Reset Subordinated Notes due 2035

Reference is hereby made to the Indenture, dated as of March 10, 2025 (the “Indenture”), among Bread Financial Holdings, Inc. and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

____________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $_________ in such Note[s] or interests (the “Transfer”), to __________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

ARTICLE 13 CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A PHYSICAL NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Certificated Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A PHYSICAL NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States,

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(ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). The Restricted Period shall be terminated upon the receipt by the Trustee of an Officers’ Certificate certifying that the Restricted Period may be terminated in accordance with Regulation S. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

ARTICLE 14 CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RESTRICTED PHYSICAL NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Certificated Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

Section 14.01. such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or

Section 14.02. such Transfer is being effected to the Company or a subsidiary thereof;
or

Section 14.03.    such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

Section 14.04.    such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Certificated Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note and/or the Certificated Notes and in the Indenture and the Securities Act.

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ARTICLE 15 CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED PHYSICAL NOTE.

Section 15.01.    CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture.

Section 15.02.    CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture.

Section 15.03.    CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Certificated Notes and in the Indenture.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By: ________________________________
Name:
Title:

Dated: ______________

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TO BE COMPLETED BY TRANSFEROR IF (1) ABOVE IS CHECKED

The transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended, and, accordingly, the transferor hereby further certifies that the beneficial interest or Certificated Note is being transferred to a Person that the transferor reasonably believed and believes is purchasing the beneficial interest or Certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such transfer is in compliance with any applicable securities laws of any state of the United States. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on transfer enumerated on the Rule 144A Notes and/or the Certificated Note and in the Indenture and the Securities Act.

Dated: ___________________	___________________________________________
NOTICE: To be executed by an executive officer

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ANNEX A TO CERTIFICATE OF TRANSFER

1.        The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

Section 15.04.        a beneficial interest in the:

(a)        144A Global Note (CUSIP 018581AQ1), or

    Regulation S Global Note (CUSIP U01797AM8), or

(b)        a Restricted Certificated Note.

ARTICLE 16    After the Transfer the Transferee will hold:

[CHECK ONE]

Section 16.01.        a beneficial interest in the:

(i)        144A Global Note (CUSIP 018581AQ1), or

(ii)        Regulation S Global Note (CUSIP U01797AM8), or

(iii)        Unrestricted Global Note (CUSIP     ); or

(b)        a Restricted Definitive Note; or

(c)        an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

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EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Bread Financial Holdings, Inc.
3095 Loyalty Circle
Columbus, Ohio 43219
Attention: General Counsel

U.S. Bank Trust Company, National Association
13737 Noel Road, Suite 800
Dallas, Texas 75240
Attention: M. Herberger [Bread Financial Holdings, Inc.]

Re: 8.375% Fixed-Rate Reset Subordinated Notes due 2035

Reference is hereby made to the Indenture, dated as of March 10, 2025 (the “Indenture”), among Bread Financial Holdings, Inc. and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_________________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED PHYSICAL NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED PHYSICAL NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

Section 16.02. CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED PHYSICAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Certificated Note, the Owner hereby certifies (i) the Certificated Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in

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accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

Section 16.03. CHECK IF EXCHANGE IS FROM RESTRICTED PHYSICAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Certificated Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

CHECK IF EXCHANGE IS FROM RESTRICTED PHYSICAL NOTE TO UNRESTRICTED PHYSICAL NOTE. In connection with the Owner’s Exchange of a Restricted Certificated Note for an Unrestricted Certificated Note, the Owner hereby certifies (i) the Unrestricted Certificated Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

ARTICLE 17EXCHANGE OF RESTRICTED PHYSICAL NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED PHYSICAL NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

Section 17.01. CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED PHYSICAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Certificated Note with an equal principal amount, the Owner hereby certifies that the Restricted Certificated Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Certificated Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Certificated Note and in the Indenture and the Securities Act.

CHECK IF EXCHANGE IS FROM RESTRICTED PHYSICAL NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Certificated Note for a beneficial interest in the [CHECK ONE] 144A Global Note Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the

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Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.

2. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and are dated _________.

[Insert Name of Transferor]

By: ___________________________________
Name:
Title:

Dated: _______________________

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TO BE COMPLETED BY TRANSFEROR IF (1) ABOVE IS CHECKED

The transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act of 1933, as amended, and, accordingly, the transferor hereby further certifies that (i) the transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the transferee was outside the United States or such transferor and any Person acting on its behalf reasonably believed and believes that the transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the restricted period under Regulation S, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on transfer enumerated on the Regulation S Notes and/or the Certificated Note and in the Indenture and the Securities Act.

Dated: ___________________	___________________________________________
NOTICE: To be executed by an executive officer

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EXHIBIT D

[RESERVED]

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